EXHIBIT 10.10

                                 March 19, 1998

Smoky Mountain Bancorp, Inc.
625 Market Street
Knoxville, Tennessee  37902

Gentlemen:

      This letter is delivered to Smoky Mountain Bancorp, Inc. ("Smoky Mountain") in compliance with Section 2.7(a) of the Agreement and Plan of Merger (the "Agreement") dated March 19, 1998, between Smoky Mountain and First Franklin Bancshares, Inc. ("First Franklin").

      (1) I agree that I will vote all shares of First Franklin common stock I own, directly or indirectly, in favor of the merger (the "Merger") of First Franklin with and into Smoky Mountain as contemplated by the Agreement and, subject to restrictions under applicable securities laws, I will recommend to other shareholders of First Franklin that they vote their shares in favor of the Merger.

      (2) I agree that after the effective time of the Merger, I will not sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies" Section 201.01 [47 CFR 21028] (April 15, 1982)) with respect to any shares of Smoky Mountain stock received by me in the Merger until after such time as consolidated financial statements which reflect at least thirty
(30) days of post-merger combined operations of Smoky Mountain and First Franklin have been published by Smoky Mountain, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

      (3) I represent and warrant to Smoky Mountain that the shares of common stock of Smoky Mountain that I shall receive in exchange for my shares of common stock of First Franklin are not being acquired by me with a view to their distribution except to the extent and in the manner provided for in paragraph
(d) of Rule 145 under the Securities Act of 1933, as amended (the "Act").

      (4) I agree with Smoky Mountain not to dispose of any such shares of common stock of Smoky Mountain in any manner that would violate the Act or any applicable rule or regulation promulgated thereunder or any state securities law, and unless and until Smoky Mountain shall have received an opinion of counsel satisfactory to Smoky Mountain, to the effect that a proposed disposition of such shares may be effected without any such violation.

      (5) I further agree with Smoky Mountain that the certificate or certificates representing such shares of common stock of Smoky Mountain may bear a legend referring to the restrictions on disposition thereof in accordance with the provisions of the foregoing paragraphs and that stop-transfer instructions may be filed with respect to such shares with the transfer agent for such shares.

      (6) The agreements made by me in the foregoing paragraphs are on the understanding and condition that Smoky Mountain agrees (a) in the event that any shares may be disposed of in accordance with the provisions of paragraph 3 above to deliver in exchange for the certificate or certificates representing such shares a new certificate or certificates representing such shares not bearing the legend and not subject to the stop-transfer instructions referred to in paragraph 5 above, and (b) as long as I hold shares of stock subject to the provisions of the

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foregoing  paragraphs  (but for a period not in excess of one year from the date of consummation of the Merger under the Agreement) to file with the SEC or otherwise make publicly available all information about Smoky Mountain, to the extent available to Smoky Mountain without unreasonable effort or expense, necessary to enable me to resell shares under the provisions of paragraph (d) of Rule 145 under the Act.

      If the foregoing is your understanding of our agreement and satisfies the conditions of Section 2.7(a) of the Agreement, please sign and return to me a copy of this letter.

                                            Very truly yours,

                                            /s/  C. Scott Mayfield, Jr.
                                            /s/  R. Hal Buttrram
                                            /s/  Jerry Richardson
                                            /s/  Charles W. Bivens
                                            /s/  W.D. Sullins, Jr.
                                            /s/  William P. Biddle, III
                                            /s/  Michael L. Bivens
                                            /s/  Joel C. Riley
                                            /s/  William R Rodgers
                                            /s/  John W. Perdue
                                            /s/  L.A.Walker, Jr.
                                            /s/  Robert B. Mayfiled

ACCEPTED AND AGREED TO:

This 19th day of March, 1998

SMOKY MOUNTAIN BANCORP, INC.

By: /s/ Fred R. Lawson
    ---------------------------------
Title:  President